AC1 262713v1 11/06/03
                       FIRST MORTGAGE NOTE






    S.V.G. PROPERTIES, L.P., a New Jersey limited partnership

                               to


                     NEW YORK COMMUNITY BANK







                    Dated:  November 7, 2003
                      Amount: $4,000,000.00





                       FOX ROTHSCHILD LLP
                 1301 ATLANTIC AVENUE, SUITE 400
                    ATLANTIC CITY, NJ  08401

                     FIRST MORTGAGE NOTE

U.S.  $4,000,000.00                     Philadelphia,Pennsylvania
(Face  Amount)                              November 7, 2003

      1. FOR VALUE RECEIVED, S.V.G. PROPERTIES, L.P., a limited partnership company duly organized and existing under the laws of the State of New Jersey, having an address at 215 West Main Street, Maple Shade, New Jersey 08052 ("Maker") promises to pay to the order of NEW YORK COMMUNITY BANK, a New York state chartered banking institution duly organized and validly existing under and by virtue of the laws of the State of New York, having an office at 615 Merrick Avenue, Westbury, New York 11590
("Payee"), at such offices, or such other place as the holder hereof may from time to time appoint in writing, or order, in lawful money of the United States of America, the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) ("Principal"), together with interest thereon, together with such charges, payments, expenses, taxes and fees accrued and unpaid or incurred that are the obligation of Maker to pay under the terms and conditions of this Note (hereinafter, the "Indebtedness").

     (a) The Maker shall pay interest in lawful money of the United States of America on the unpaid Principal at an initial interest rate of four and eight hundred seventy-five one-thousandths percent (4.875%) per annum, from the date of this Note to and including the day immediately prior to the first Change Date, as hereinafter defined. The interest rate shall be adjusted on the first day after the seventh (7th) anniversary date of this Note (the "First Change Date") and every year thereafter on the same date (the "Subsequent Change Dates"), with amortization to be revised based on the then remaining amortization period. The interest rate change shall increase or decrease based upon the "Prime Rate" as published in the New York Times as of ninety (90) days prior to the First Change Date, plus two and one-half of one percent (2.50%) (the "One-Year ARM Rate"). In the event that more than one prime rate is listed, the highest rate shall prevail. The loan shall have a minimum interest rate of 4.875% and a maximum interest rate of 16.00%. The Payee shall give the Maker notice of each new interest rate at least thirty (30) days prior to the First Change Date and each of the Subsequent Change Dates.

      (b) Provided that the Maker meets the conditions set forth hereinbelow, the Maker shall have the option to fix the interest rate after the seventh (7th) year of this Note for the remainder of the term, to a rate equal to the published yield of the Five Year United States Treasury Bill as of ninety (90) days prior to the First Change Date, plus 275 basis points (the "Adjusted Fixed Rate"). The loan shall have a minimum interest rate of 4.875% and a maximum interest rate of 16.00%. The Payee will notify Maker of the Adjusted Fixed Rate within sixty (60) to seventy-five (75) days prior to the First Change Date.

      Maker's option to choose the Adjusted Fixed Rate is contingent upon the Maker's ability to meet the following conditions: (i) Maker shall not have breached any of the terms and conditions of this Note or the Lien Instruments during the first seven (7) years of this Note, including but not limited to the obligations to make timely monthly payments hereunder; (ii) the Maker must exercise such option by written notice to Payee delivered at least thirty (30) days prior to the First Change Date; (iii) the Maker will pay to Payee (as a fee not to be credited against the outstanding principal balance) an amount equal to one percent (1.00%) of the outstanding principal balance as of the date of the exercise of the option; and (iv) the Maker agrees that the prepayment penalty schedule for the remaining five (5) years of the loan term shall be as hereinafter set forth.

     (c) The Maker shall pay interest on the unpaid Principal from the date of this Note until the Indebtedness due hereunder or under the Lien Instruments, as hereinafter defined, has been paid in full. The interest paid by the Maker shall be calculated on the basis of a 360-day year and thirty (30) day months.

      2. The words Maker and Payee include all makers and all payees, respectively, under this Note, their representatives, successors and assigns. The Payee and any other holder of this Note may transfer this Note. The word Payee includes the original Payee and anyone who takes this Note by Transfer.

     3. (a) On the date of this Note, Maker shall pay interest from the date of this Note until the last day of this month, inclusive, in the amount of THIRTEEN THOUSAND DOLLARS ($13,000.00). Thereafter, commencing on the first day of the second full calendar month after the date hereof and continuing through and including the day immediately preceding the First Change Date, unless the due date is accelerated, the Maker shall pay the Principal and interest by making constant monthly payments in the amount of TWENTY-ONE THOUSAND ONE HUNDRED SIXTY-EIGHT DOLLARS AND THIRTY-SEVEN CENTS ($21,168.37) commencing on January 1, 2004, and the same amount on the first day of each and every month through and including the First Change Date (the "Initial Monthly Payments"). Thereafter, until Maturity, when all of the Principal and interest and any other charges are due, the Maker shall pay the Principal and interest by making constant monthly payments on the first day of each and every month, which constant monthly payments shall be based upon the applicable rate of interest to be determined pursuant to paragraph 1(a) or 1(b) of this Note. For the purposes of calculation, the Initial Monthly Payments are based upon a constant rate of payment using an original amortization schedule of thirty (30) years. The monthly payments of Principal and interest will change on the first day of the month after each respective Change Date to reflect the new interest rate and constant rate of principal payment.

      Each monthly payment shall be used first to pay all accrued interest on the unpaid Principal, together with any and all sums, amounts, fees, charges and expenses accrued and unpaid or incurred, and the balance, if any, shall be applied in reduction of outstanding Principal.

      This Note shall mature and be due and payable in full, together with all accrued but unpaid interest and any and all other charges due hereunder or pursuant to the Lien Instruments, as hereinafter defined, (sometimes collectively hereinafter referred to as the "Mortgage Debt" or "Mortgage Indebtedness") on the earlier of the following dates: (i) December 1, 2015; or (ii) at acceleration after default. The earlier of said dates is referred to herein as "Maturity" or the "Maturity Date".

     (b) In addition to the monthly payments of Principal and interest required pursuant to subparagraph 3(a) above, and in order to more fully protect the security of the Mortgage (as hereinafter defined), the Maker further agrees to pay to the  Payee  (unless  expressly waived in writing  by  Payee),  on each monthly installment date, a sum equal to one-twelfth (1/12th) of the amount, as estimated from time to time by the Payee, of the annual real estate taxes and assessments (the "Municipal Charges") to become due as charges on or with respect to the Premises (as hereinafter defined) during the twelve (12) calendar months following the date of the first monthly installment due hereunder and during the twelve (12) calendar months following each anniversary of such date; and one twelfth (1/12th) of the amount of the annual insurance premiums for hazard, general liability, boiler and rent loss coverages (including flood insurance premiums, if applicable) and for any additional coverage included by the Maker in the policy provided by Maker pursuant to the terms of the Mortgage (as hereinafter
defined)   (the  "Insurance  Charges",  and  together  with   the
Municipal Charges, collectively referred to hereinafter as the "Carrying Charges"), which payment shall be known for the purposes hereof as the monthly payment to cover the Carrying Charges of the Premises, so that no later than one
(1) month prior to the respective due dates for each of such Carrying Charges there shall be in the hands of the Payee amounts sufficient to pay such Carrying Charges in full. Although each such monthly payment is to be in a lump sum, each component thereof may be held separately by the Payee, without interest, for, and applied only to, the particular item for which it was paid over by the Maker, unless the Payee in its sole discretion elects otherwise, or applicable law requires otherwise. The Payee may require the Maker to pay  other  impositions  affecting the Premises  in  a  lump  sum
if   the   Payee   shall  deem  it  necessary  to   protect   its
interest.

     If at any time prior to the due date of any particular item of such Carrying Charges, the Payee calculates that there will not be in its hands one (1) month prior to such due date a sum sufficient for the payment of such item in full, the Maker upon demand shall pay the amount of any such deficiency to the Payee and upon failure of the Maker to pay such deficiency within ten
(10) days of demand therefor, the unpaid balance of the Principal hereof, shall, at the option of the Payee, become immediately due and payable, notwithstanding that sums for the payment of other items of such Carrying Charges not yet due and payable may be in the hands of the Payee. Notwithstanding the foregoing and provided that there exists no Event of Default hereunder or under any of the other Loan Documents, the Payee will not require monthly escrows for the payment of hazard, general liability, boiler and rent loss coverages provided that Maker maintains insurance coverage for the same in accordance with the requirements of Paragraph 2 of the Mortgage (as hereinafter defined), nor will Payee collect monthly escrows for the payment of separately metered sewer and water charges.

     Any excess of unneeded funds paid hereunder may be refunded to the Maker at the discretion of the Payee, so long as all payments are current, and there is no default under this Note or any of the Lien Instruments (as hereinafter defined), and provided, further, that there are no judgments or liens or income or other tax liens against the Maker or the Premises.

      If there shall be a default hereunder resulting in a judicial sale of the Premises, or if the Payee acquires the Premises in any other way after such default, the Payee shall have the right to apply the balance then remaining in said fund to cover such Carrying Charges against the balance of the Indebtedness then unpaid, or to the payment of any or all of such Carrying Charges without obligation to account therefor to the Maker. The funds deposited by the Maker pursuant to this Paragraph 3(b) are hereby pledged as additional security for the Indebtedness evidenced by this Note.

      4. (a) During the initial seven (7) year term of this Note, Maker may prepay the Indebtedness in whole, upon thirty
(30) days advance written notice to the Payee, provided that additionally there shall be paid as a premium for the privilege of so prepaying, an amount equal to the following:

           (i) Five percent (5%) of the outstanding Principal if prepayment occurs during the first (1st), second (2nd), or third
(3rd) years of this Note;

           (ii) Four percent (4%) of the outstanding Principal if prepayment occurs during the fourth (4th) year of this Note;

            (iii)      Three  percent  (3%)  of  the  outstanding
Principal if prepayment occurs during the fifth (5th) year of this Note;

           (iv) Two percent (2%) of the outstanding Principal if prepayment occurs during the sixth (6th) year of this Note; and

           (v) One percent (1%) of the outstanding Principal if prepayment occurs during the seventh (7th) year of this Note.

     (b) Upon the expiration of the seventh (7th) year of this Note, in the event that the interest rate is adjusted to the One-Year ARM Rate in accordance with the provisions of paragraph 1(a) hereinabove, then Maker may prepay the Indebtedness in whole upon thirty (30) days advance written notice to the Payee at any time during the remaining term of this Note without any prepayment premium.

     (c) Upon the expiration of the seventh (7th) year of this Note, in the event that the interest rate is adjusted to the Adjusted Fixed Rate in accordance with the provisions of paragraph 1(b) hereinabove, then Maker may prepay the Indebtedness in whole upon thirty (30) days advance written notice to the Payee provided that additionally there shall be paid as a premium for the privilege of so prepaying, an amount equal to the following:

           (i) Five percent (5%) of the outstanding Principal if prepayment occurs during the eighth (8th) year of this Note;

           (ii) Four percent (4%) of the outstanding Principal if prepayment occurs during the ninth (9th) year of this Note;

            (iii)      Three  percent  (3%)  of  the  outstanding
Principal if prepayment occurs during the tenth (10th) year of this Note;

           (iv) Two percent (2%) of the outstanding Principal if prepayment occurs during the eleventh (11th) year of this Note;
and

           (v) One percent (1%) of the outstanding Principal if prepayment occurs during the twelfth (12th) year of this Note.

     (d) For the purpose of calculating the prepayment premium as provided in this paragraph, the first (1st) year of this Note shall commence on the date of this Note and shall expire at 11:59 P.M. on the day prior to the first (1st) anniversary of the first
(1st) day of the month after the month in which this Note is dated, unless this Note is dated the first (1st) day of the month, in which event the first (1st) year of this Note shall expire at 11:59 P.M. on the day prior to the first (1st) anniversary of the date of this Note. Each year of this Note thereafter in succession shall commence on the expiration of the first (1st) year of this Note and on the annual anniversary of the day following the date of expiration of the first (1st) year of this Note, respectively; and the use of the term "month" shall refer to and mean a regular calendar month. The above prepayment premium shall also be due and payable in the event of an acceleration of payment of the principal balance of this Note after a default pursuant to the terms of this Note or the Mortgage.

    (e) No prepayment premium shall apply to any involuntary prepayment of the Indebtedness.

      5. If Payee does not receive any monthly payment of principal, interest or monthly escrow by the fifteenth (15th) calendar day of such month, Maker will pay a late charge at the rate of four (4c) cents for each dollar ($1.00) of the total monthly payments so overdue for the administrative cost and expense of handling such late payment. Said late charge shall be immediately due and payable without demand by the Payee.

      6. As security for the payment of this Note, Maker has executed and delivered to Payee a certain First Mortgage and
Security Agreement (the "Mortgage"), Assignment of Leases and Rents, and UCC Form 1 financing statements and other documents and instruments, all dated even date herewith and sometimes collectively referred to and known as the "Lien Instruments". The Lien Instruments are made by Maker to and for the benefit of Payee and encumber the real property, together with the buildings and improvements erected thereon, owned by the Maker and more fully described in the Mortgage as Schedule A, and the personalty attached thereto and the rents and profits derived therefrom (the "Premises"). This Note and the Lien Instruments are given in consideration of a loan by Payee to Maker in the amount of the Principal.

      7.    The Maker shall remain liable for the payment of this
Note in accordance with the terms hereof, including interest, notwithstanding any extension or extensions of time of payment, or any indulgence of any kind or nature that Payee may grant or permit to any subsequent owner of the encumbered Premises, whether with notice or without notice to the Maker; and the Maker hereby expressly waives such notice.

      8. Payee has the right to accelerate forthwith or thereafter, at its option, the payment of this Note and declare the entire Mortgage Debt due and payable immediately and in full if: (i) the Maker defaults in making any payment when due and such default continues for fifteen (15) days; or (ii) Maker fails to perform any of its promises or obligations or breaches any of its covenants made pursuant to this Note or the Lien Instruments beyond any applicable notice or cure period; and all of the covenants, agreements, terms and conditions of the Lien Instruments are hereby incorporated herein with the same force and effect as if fully set forth herein at length.

      9. In the event: (a) the Payee retains counsel with respect to the enforcement of this Note, the Mortgage, or any other document or instrument given to the Payee by the Maker (whether or not an action or proceeding is commenced); or (b) any action or proceeding is commenced to which action or proceeding the Payee is made a party or in which it becomes necessary to defend or uphold the lien of the Mortgage, then, in any such event, all sums incurred by the Payee, including without limitation, reasonable attorneys' fees, costs, disbursements, allowances, and additional allowances shall be paid by Maker, together with interest thereon at the rate established in Paragraph 10 of this Note, and any such sum and the interest thereon shall be a lien on said premises, prior to any right, title to, interest in or claim upon the Premises attaching or accruing subsequent to the lien of the Mortgage which secures this Note. The Payee's failure to accelerate for any cause shall not be deemed a waiver nor shall it prevent Payee from doing so for a later or another cause.

      10. If Payee declares acceleration in accordance with the terms of this Note or any of the Lien Instruments or institutes legal proceedings to enforce this Note and Payee's rights pursuant thereto, or to foreclose the lien of the Mortgage, Maker agrees that interest shall accrue from the date of said default or defaults (notwithstanding that the date of acceleration or notice may be later than the date of default) at the rate per annum of sixteen percent (16.00%), but in no event in excess of the applicable usury rate with respect to Maker ("Default Rate"), until said default is corrected or the Indebtedness is paid in full (including after entry of final judgment and so long as any portion of the judgment remains unpaid). Interest at the Default Rate shall also apply to any advances made by Payee to preserve and protect the security of the Mortgage and any fees and/or expenses as described in Paragraph 9 of this Note. If, upon acceleration, the Default Rate is in excess of the applicable usury rate, then, in that event, the rate of interest shall be automatically reduced to the maximum permissible rate applicable to Maker and any sums which might have been paid at a rate in excess of the maximum permissible rate shall be deemed to have been paid in error and shall automatically be applied in reduction of the outstanding Principal.

     11. Payee shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Payee and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Payee by this Note, the Mortgage or any other Lien Instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Payee's option.

      12.   Maker  and  every person at any time liable  for  the
payment of the debt evidenced by this Note waives: (i) Presentment for payment; (ii) Notice of dishonor for non-payment;
(iii) Protest and notice of protest relating to, or connected with, this Note or any Lien Instrument given as security therefor, and consents that Payee may extend the time of payment of any part or the whole of the debt at any time at the request of any other person liable.

     13. This Note cannot be changed except in writing signed by the Maker and the Payee.

       14. Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the usury laws of the State where the Premises is located. In the event that any interest paid by Maker exceeds the usury ceiling applicable to Maker then that portion of the amount received which exceeds the maximum permissible amount applicable to Maker shall be deemed to have been paid in error and automatically applied in reduction of Principal.

      15. Should this Note be signed by more than one person, firm, company or corporation, or combination thereof, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof. In such case, the liability of each Maker shall be absolute and unconditional and without regard to the liability of any other party hereto. The singular shall also mean plural, and vice versa, and masculine shall also mean feminine or neuter, and vice versa, as the context and case of this Note may require.

      16. This Note and the Lien Instruments given pursuant hereto shall be construed in accordance with and governed by the laws of the State where the Premises is located, notwithstanding any rules regarding the conflicts of laws.

     17. Any part of this Note being contrary to the laws of the State where the Premises is located or any other State having jurisdiction shall not invalidate the other parts of this Note. If any provision of this Note is determined to be in violation of any applicable law, or otherwise determined to be invalid and unenforceable, it shall automatically be severed from the remaining terms of this Note which shall be read without such invalid or violative provision, and the remaining terms shall continue in full force and effect.

      18. The Maker waives the right to interpose counterclaims or setoffs of any kind or description in any litigation arising hereunder and hereby acknowledges that this Note and Maker's obligations hereunder shall at all times continue to be absolute and unconditional in all respects. THE MAKER WAIVES THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO ASSERT AFFIRMATIVE DEFENSES RELATING TO ANY STATUTES OF LIMITATIONS OR LACHES IN ANY LITIGATION IN WHICH IT AND THE PAYEE ARE ADVERSE PARTIES.

      19. All notices hereunder shall be in writing and shall be sufficiently given for all purposes when sent by regular first class mail to any party hereto at its address on the cover page or at such other address of which it shall have notified the party giving such notice in writing in accordance with the foregoing requirements. Any such notice shall be deemed effective upon the date it is mailed.

      20. Upon any sale, transfer or conveyance of all or any part of the Premises, or any interest therein, the Payee may accelerate the payment of the entire Mortgage Indebtedness, and demand immediate payment thereof in full. Further, it is agreed as follows: (i) that the control, management and operation of the Maker by Spring Village Holdings, Inc., a New Jersey corporation (the "Corporate General Partner") is a material inducement to the Payee to make the loan evidenced by this Note;
(ii) that the control of the Corporate General Partner by Bartram Holdings, Inc., a Delaware corporation ("Bartram") is a material inducement to the Payee to make the loan evidenced by this Note;
(iii) that the control of Bartram by Harry J. Santoro (as used in this paragraph only, the "Controlling Principal") is a material inducement to the Payee to make the loan evidenced by this Note; and (iv) that the control, management and operation of the Premises by others, who or which do not, in the Payee's sole and absolute opinion, possess the business and managerial acumen or experience of the Corporate General Partner, Bartram, and the Controlling Principal, will seriously endanger the status of the Premises and the security represented by the Mortgage. Accordingly, the entire Indebtedness shall become immediately due and payable, at the option of the Payee, at any time: (i) the control, management, or operation of the Premises, or any part thereof, is transferred to any individual or entity other than the Corporate General Partner; or (ii) the control of the Corporate General Partner is transferred to any individual or entity other than Bartram; or (iii) the control of Bartram is transferred to any individual or entity other than the Controlling Principal.

     Notwithstanding the foregoing, transfers of interests in Maker, Corporate General Partner, or Bartram to immediate family members, existing partners or shareholders, trusts for the benefit of themselves and/or members of their families, existing partners or shareholders, or entities comprised of same, and by operation of law, shall be permitted without the prior consent of the Payee, provided the loan is not in default, declared or undeclared.

      Transfer of the Premises to a corporation formed for the purpose of cooperative ownership shall be absolutely prohibited.

      21. If any of the following events occur with respect to the Maker or any other party primarily or secondarily liable for any of the Maker's obligations to Payee, present or future, or with respect to any general partner(s), shareholder(s) or member(s) of the Maker (collectively with the Maker hereafter in this paragraph referred to as "them") to wit: dissolution; liquidation; insolvency; assignment for the benefit of creditors; calling a meeting of creditors; appointment of a committee of creditors or liquidating agent; offer to a composition or extension to creditors; making, or sending notice of, a bulk sale other than in the ordinary course of business; commencement of any proceeding, suit or action (at law or in equity, or under any of the provisions of the Bankruptcy Code, as amended) for reorganization, composition, extension, arrangement, wage earner plan, receivership, liquidation or dissolution, by or against any of them; appointment of, or application for, a receiver, conservator, rehabilitator or similar officer or committee for any of them or any property of any of them; commencement of any proceedings supplementary to execution relating to any judgment rendered against them, then all obligations to the Payee, including this Note, although otherwise unmatured or contingent, shall forthwith become absolute and due and payable without any notice or demand whatsoever, at the Default Rate defined herein.

      22. The Maker consents to the personal jurisdiction of the courts of the state where the Premises is located, and consents that it may be served with process within or without said state as though it were a domiciliary, and according to the laws of said state, in any action or proceeding involving the Payee and the Maker. IN ANY ACTION OR PROCEEDING INVOLVING THE MAKER AND THE PAYEE, THE MAKER HEREBY WAIVES: (I) ANY AND ALL RIGHT TO A TRIAL BY JURY; AND (II) ANY AND ALL RIGHT TO ASSERT AFFIRMATIVE DEFENSES RELATING TO ANY STATUTES OF LIMITATIONS OR CLAIMS OF LACHES.

      23. Maker represents and warrants that it is a duly organized and existing entity as described in Paragraph 1 of this Note and is authorized to do business in the State where the Premises is located. Maker further represents that Maker has full power, authority and legal right to execute and deliver this Note, and that the debt hereunder constitutes a valid and binding obligation of Maker.

      24. The Payee agrees that the promise of the Maker contained in this Note to pay the Indebtedness, is included herein for the sole purpose of establishing the existence of the Indebtedness, that the Payee's source of satisfaction of the Indebtedness shall be limited to the Premises, the rents, issues and profits derived therefrom, whether collected or uncollected, the improvements and the rights in condemnation awards, or eminent domain awards, and insurance policies or proceeds therein described, that the Payee will not seek to enforce out of any other assets of the Maker or any party constituting the Maker any judgment for any sum of money which is or may be payable under this Note or the Mortgage or for the performance of any of the obligations of the Maker under the Note or the Mortgage, or for any deficiency remaining after foreclosure of the Mortgage; provided, however, that nothing herein contained shall be deemed to be a release from payment of the Indebtedness, or of the security therefor intended by the Mortgage or any of the Lien Instruments, or shall preclude the Payee from foreclosing the Mortgage in case of any default under the Mortgage or the Note, or from enforcing any of its rights under the Mortgage, including but not limited to, obtaining the appointment of a receiver or putting into effect the assignment of leases and rents, issues and profits contained in the Mortgage or any collateral assignment of leases and/or rents. Notwithstanding the foregoing, the terms of this paragraph shall automatically terminate, and be deemed null and void and of no further force or effect if: (i) the Maker or owner of the Premises intentionally impairs the value of the Premises or jeopardizes the adequacy of the security created by the Mortgage; or (ii) the Maker or owner of the Premises encumbers the Premises with a subordinate mortgage prohibited by the terms of this Note or the Mortgage; or
(iii) noxious, toxic, hazardous or environmentally unsound materials, substances or waste, are now or hereafter buried, stored, used, placed, incorporated or generated in or on the Premises; (iv) fraud is committed by the Maker, or any of its principals (if Maker is not a natural person), against the Payee in the application for the loan evidenced by this Note; or (v) the Maker misappropriates any rent or uses any rent other than in connection with the Premises; or (vi) the Maker misappropriates the proceeds of insurance or condemnation other than as required by the Mortgage or this Note; or (vii) the Maker misappropriates security deposits held by the Payee pursuant to Leases; or (viii) the Payee incurs any cost for the removal of any asbestos, which under existing law is or under future law may be required to be removed from the Premises. With respect to the foregoing items
(i) through (viii), recourse shall be limited to the actual damages suffered by the Payee.

     25. Relief From Bankruptcy Stay. Maker agrees that, in the event that Maker or any of the persons or parties constituting Maker shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the United States Bankruptcy Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, Payee shall thereupon be entitled and Maker irrevocably consents to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Payee as provided for herein, in the Mortgage, or in any of the other loan documents delivered in connection herewith, and as otherwise provided by law, and Maker hereby irrevocably waives any right to object to such relief and will not contest any motion by Payee seeking relief from the automatic stay.

     26. Limitation of Liability. No claim may be made by Maker, any specified person or any other person, against Payee or the affiliates, directors, officers, employees, attorneys or agents of Payee, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Note or any of the Lien Instruments or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith, and Maker (for itself and on behalf of each specified person) hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises, and whether or not it is now known or suspected to exist in its favor.

       27. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF AUTHORITY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER HEREBY KNOWINGLY, INTENTIONALLY AND
VOLUNTARILY, AND ON THE ADVICE OF SEPARATE COUNSEL OF MAKER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE, EXCEPT AS OTHERWISE PROVIDED HEREIN, AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

      MAKER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR MAKER AT ANY TIME AFTER DEFAULT UNDER THIS NOTE OR UNDER THE MORTGAGE IN ANY ACTION
BROUGHT AGAINST MAKER ON THIS NOTE AT THE SUIT OF PAYEE, AS OF SUCH TERM, AND IN THAT ACTION TO CONFESS OR ENTER JUDGMENT AGAINST MAKER FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAID BY PAYEE TO OR ON BEHALF OF MAKER PURSUANT TO THE TERMS OF THIS NOTE OR THE MORTGAGE, AND ALL INTEREST ACCRUED ON THOSE AMOUNTS, TOGETHER WITH COSTS OF SUIT, ATTORNEYS' COMMISSION FOR COLLECTION OF FIVE PERCENT (5%) OF THE TOTAL AMOUNT THEN DUE BY MAKER TO PAYEE, TOGETHER WITH INTEREST ON ANY JUDGMENT OBTAINED BY PAYEE AT THE RATE OF INTEREST SPECIFIED IN THE NOTE AFTER DEFAULT, INCLUDING INTEREST AT THAT RATE FROM AND AFTER ANY SHERIFF'S OR JUDICIAL SALE UNTIL ACTUAL PAYMENT IS MADE TO PAYEE OF THE FULL AMOUNT DUE PAYEE; AND FOR SO DOING THIS NOTE OR A COPY OF THIS NOTE VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS NOTE TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF IT BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS NOTE.

     28. Future Refinance. During the term of the loan hereof, and upon thirty (30) days prior written notice to the Payee, the principal amount of this Note may be increased to an amount equal to seventy-five percent (75%) of the economic or market value of the Premises, whichever is less (the "Loan Increase"), as indicated in an updated appraisal to be performed by an appraiser named by the Payee, provided that the additional funds are used for capital improvements to the Premises. The rate for the Loan Increase shall be set at the prevailing rate for comparable properties, and shall "blend" and run co-terminus with the original loan evidenced by this Note. In no event shall the interest rate be less than the interest rate then in effect pursuant to this Note. At the time of closing of the Loan Increase, Maker shall pay to Payee a fee equal to one percent (1%) of the Loan Increase. Additionally, Maker shall pay all costs related to the updated appraisal and any and all costs attendant to closing of the Loan Increase, including legal fees related to documentation required to properly evidence the Loan Increase, including but not limited to an Amended and Restated Note and Mortgage Modification Agreement. Payee's obligation to consummate any Loan Increase is conditioned upon an inspection of the Premises and a credit review of Maker, both of which shall be satisfactory to Payee, in its absolute discretion.

     The Maker agrees to the terms of this Note by signing below. If the Maker is a corporation, this Note is executed by a duly authorized officer. If the Maker is a partnership, this Note is executed by a duly authorized general partner. If the Maker is a limited liability company, this Note is executed by a duly authorized member.

                         S.V.G.  PROPERTIES, L.P., a  New  Jersey
                         limited partnership
                         BY:  SPRING  VILLAGE HOLDINGS,  INC.,  a
                              New   Jersey  corporation,  General
                              Partner


                              BY:________________________________
                                   Harry J. Santoro, President

COMMONWEALTH OF PENNSYLVANIA  :

COUNTY OF PHILADELPHIA             :

      BE IT REMEMBERED, that on this 7th day of November, 2003, before me, the subscriber, personally appeared HARRY J. SANTORO, who, I am satisfied, is the President of SPRING VILLAGE HOLDINGS, INC., a New Jersey corporation (the "Corporation"), which is the General Partner of S.V.G. PROPERTIES, L.P., a New Jersey limited partnership (the "Limited Partnership"), and thereupon he acknowledged that he signed and delivered the within instrument in his capacity as the President of the Corporation in its capacity as the General Partner of the Limited Partnership, being duly authorized to do so.



                              ___________________________________
                              NOTARY PUBLIC